Exhibit 11
                                                                   ------------
                                                                   (Page 1 of 3)

                 MCI COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                     (In millions, except per share amounts)

                               For the Year ended
                                December 31, 1996
                                                                       Assuming
                                                    Primary       Full Dilution
                                                    -------       -------------
Net income .................................        $1,202               $1,202

Adjustment of shares outstanding:
Weighted average shares of common stock
  outstanding...............................           687                  687
Shares of common stock issuable upon the
  assumed exercise of common stock
  equivalents...............................            55                   55
Shares of common stock assumed repurchased
  for treasury(a)...........................           (47)                 (41)
                                                      ----                 ----
Adjusted shares of common stock and common
  stock equivalents for computation.........           695                  701
                                                      ====                 ====
Earnings per common and common
  equivalent shares.........................        $ 1.73               $ 1.72
                                                      ====                 ====

(a) At an average market price of $27.90 for primary. The December 31, 1996 market price of $32.69 for fully diluted was used as it was higher than the average 1996 market price of $27.90.

                                                                     Exhibit 11
                                                                   ------------
                                                                   (Page 2 of 3)

                 MCI COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                     (In millions, except per share amounts)

                               For the Year ended
                                December 31, 1995
                                                                       Assuming
                                                   Primary        Full Dilution
                                                   -------        -------------
Net income .................................          $548                 $548

Adjustment of shares outstanding:
Weighted average shares of common stock
  outstanding...............................           680                  680
Shares of common stock issuable upon the
  assumed exercise of common stock
  equivalents...............................            52                   52
Shares of common stock assumed repurchased
  for treasury(b)...........................           (45)                 (38)
                                                      ----                 ----
Adjusted shares of common stock and common
  stock equivalents for computation.........           687                  694
                                                      ====                 ====
Earnings per common and common
  equivalent shares.........................          $.80                 $.79
                                                      ====                 ====

(b) At an average market price of $22.45 for primary. The December 31, 1995 market price of $26.13 for fully diluted was used as it was higher than the average 1995 market price of $22.45.

                                                                     Exhibit 11
                                                                   ------------
                                                                   (Page 3 of 3)

                 MCI COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                     (In millions, except per share amounts)

                               For the Year ended
                                December 31, 1994
                                                                       Assuming
                                                   Primary        Full Dilution
                                                   -------        -------------
Net income..................................         $ 795                $ 795
Dividends on preferred stock................            (1)                  (1)
                                                      ----                 ----
Earnings applicable to common
  stockholders..............................          $794                 $794
                                                      ====                 ====
Adjustment of shares outstanding:
Weighted average shares of common stock
  outstanding...............................           597                  597
Shares of common stock issuable upon the
  assumed exercise of common stock
  equivalents...............................            41                   41
Shares of common stock assumed repurchased
  for treasury(c)...........................           (34)                 (34)
                                                      ----                 ----
Adjusted shares of common stock and common
  stock equivalents for computation.........           604                  604
                                                      ====                 ====
Earnings per common and common
  equivalent shares.........................         $1.32                $1.32
                                                      ====                 ====

 (c) At an average market price of $23.58 for primary and fully diluted as the December 31, 1994 market price of $18.38 was less than the average market price of $23.58.